     As filed with the Securities and Exchange Commission on July 27, 1999

                                                    Registration No. 33-73422-99

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 4
                                      TO
                        FORM S-3 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              -------------------

                                 MATTEL, INC.
            (Exact Name of Registrant as Specified in Its Charter)


               Delaware                             95-1567322
       (State of Incorporation)        (I.R.S. Employer Identification No.)

                              -------------------


                           333 Continental Boulevard
                         El Segundo, California  90245
                                (310) 252-2000
         (Address, Including Zip Code and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                              -------------------

                             Robert Normile, Esq.
             Senior Vice President, General Counsel and Secretary
                                 Mattel, Inc.
                           333 Continental Boulevard
                         El Segundo, California  90245
                                (310) 252-2000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                              -------------------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          THE LEARNING COMPANY, INC.

                   Termination of Registration Statement and
                         Deregistration of Securities



          On May 13, 1999, pursuant to that certain Agreement and Plan of Merger, dated as of December 13, 1998, between Mattel, Inc., a Delaware corporation ("Mattel") and The Learning Company, Inc., a Delaware corporation ("Learning Company"), Learning Company merged with and into Mattel (the "Merger"), with Mattel continuing as the surviving corporation. In connection with the Merger, stockholders of Learning Company were granted the right to receive 1.2 shares of common stock of Mattel, par value $1.00 per share ("Mattel Common Stock"), in exchange for each issued and outstanding share of common stock of Learning Company, par value $0.01 per share ("Learning Company Common Stock").

          Because all of the shares of Learning Company Common Stock which were registered on the registration statement on Form S-3, No. 33-73422 (the "Registration Statement"), have been sold prior to the Merger or have been converted into shares of Mattel Common Stock in connection with the Merger, no additional shares of Learning Company Common Stock registered on the Registration Statement can be sold or otherwise issued under the Registration Statement. As a result, Mattel, as the successor to Learning Company by merger, hereby removes from registration any and all unsold shares of the Learning Company Common Stock that were previously registered under the Registration Statement, and hereby files this Post-Effective Amendment No. 4 to the Registration Statement to effect such removal and to terminate the Registration Statement.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, Mattel, Inc. (as the successor to The Learning Company, Inc. by merger) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 of Learning Company, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 21st day of July, 1999.


                                MATTEL, INC.


                                By: /s/ Robert Normile
                                   -----------------------------
                                   Name:  Robert Normile
                                   Title: Senior Vice President, General Counsel
                                          and Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 of The Learning Company, Inc. has been signed by the following persons in the capacities and on the date indicated.


               Signature                               Title                          Date
               ---------                               -----                          ----
    /s/ Jill E. Barad                         Chairman of the Board,             July 21, 1999
--------------------------------------        President and Chief Executive
        Jill E. Barad                         Officer


    /s/ Harry J. Pearce                       Chief Financial Officer            July 21, 1999
--------------------------------------        (Principal Financial Officer)
        Harry J. Pearce

    /s/ Kevin M. Farr                         Senior Vice President and          July 21, 1999
--------------------------------------        Corporate Controller (Principal
        Kevin M. Farr                         Accounting Officer)


                                              Director                           July __, 1999
--------------------------------------
        Dr. Harold Brown


    /s/ Tully M. Friedman                     Director                           July 21, 1999
--------------------------------------
        Tully M. Friedman


    /s/ Joseph C. Gandolfo                    Director and President,            July 21, 1999
--------------------------------------        Worldwide Manufacturing
        Joseph C. Gandolfo                    Operations


    /s/ Ronald M. Loeb                        Director                           July 21, 1999
--------------------------------------
        Ronald M. Loeb


    /s/ Ned Mansour                           Director and President,            July 21, 1999
-------------------------------------         Corporate Operations
        Ned Mansour

_____________________________________         Director                           July __, 1999
             Dr. Andrea L. Rich


    /s/ William D. Rollnick                   Director                           July 21, 1999
-------------------------------------
        William D. Rollnick



_____________________________________         Vice-Chairman of the Board and     July __, 1999
          Pleasant T. Rowland                 President, Pleasant Company



_____________________________________         Director                           July __, 1999
        Christopher A. Sinclair


_____________________________________         Director                           July __, 1999
            John L. Vogelstein